Exhibit 23.1
Consent of Independent Auditor
We consent to the incorporation by reference in Registration Statement (Form S-1 No. 333-251784), Registration Statement (Form S-1 No. 333- 264324) and Registration Statement (Form S-8 No. 333-262537) of our report dated May 09, 2022, relating to the consolidated financial statements of TV Squared Limited (the “Company”) as of and for the year ended December 31, 2021 appearing in this Amended Current Report on Form 8-K of Innovid Corp.
/s/ Ernst & Young LLP
Edinburgh, Scotland
May 09, 2022